Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(917) 705-4579;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS FOURTH QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $282 MILLION, or $3.67 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $250 MILLION, or $3.25 PER DILUTED COMMON SHARE

For the fourth quarter of 2025, the Company reports:
•Annualized return on average common equity ("ROACE") of 19.4% and annualized operating ROACE of 17.2%
•Combined ratio of 90.4%
•Underwriting income of $184 million, an increase of $55 million, or 42%, compared to the fourth quarter of 2024
•Book value per diluted common share of $77.20, an increase of $3.38, or 4.6%, compared to September 30, 2025

For the year ended 2025, the Company reports:
•Net income available to common shareholders of $979 million, or $12.35 per diluted common share, and operating income of $1.0 billion, or $12.92 per diluted common share
•Return on average common equity ("ROACE") of 17.3% and Operating ROACE of 18.1%
•Combined ratio of 89.8%
•Underwriting income of $725 million, an increase of $154 million, or 27%, compared to December 31, 2024
•Book value per diluted common share of $77.20, an increase of $11.93, or 18.3%, compared to December 31, 2024
•Total capital returned to common shareholders of $1.0 billion, including common share repurchases of $888 million pursuant to our Board-authorized share repurchase program, and common share dividends of $139 million

Pembroke, Bermuda, January 28, 2026 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the fourth quarter ended December 31, 2025.
Commenting on the 2025 financial results, Vince Tizzio, President and CEO of AXIS Capital, said:

"The fourth quarter capped an outstanding year for AXIS as we continued to drive sustained profitable growth while executing on our specialty strategy. In 2025, we delivered on our stated goals, producing an 18% year-over-year increase in diluted book value per common share, 18.1% operating ROE, 89.8% combined ratio, and record gross premiums written of $9.6 billion, up 7% over the prior year.

"Our insurance business generated excellent results, highlighted by a 9% year-over-year increase in gross premiums written at $7.2 billion and an 86.1% combined ratio. A key driver was our new and expanded business lines, which we believe have significant upside potential. We also saw steady bottom-line performance from our targeted reinsurance business, which produced a 92.6% combined ratio for the year.

"We are now operating consistently as One AXIS, capitalizing on the best opportunities across our chosen markets, generating efficiency gains through our How We Work program, and sharpening our market position as a differentiated specialty leader."

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Consolidated Highlights*

•Net income available to common shareholders for the year ended December 31, 2025 was $979 million, a decrease of $73 million, or 7%, compared to the year ended December 31, 2024

•Operating income(1) for the year ended December 31, 2025 was $1.0 billion, an increase of $72 million, or 8%, compared to the year ended December 31, 2024

•Underwriting income(2) for the year ended December 31, 2025 was $725 million, an increase of $154 million, or 27%, compared to the year ended December 31, 2024

•Net investment income of $767 million for the year, compared to $759 million, an increase of $8 million, or 1%, principally due to income from cash and higher returns on alternative investments

•Book yield of fixed maturities was 4.6% at December 31, 2025, compared to 4.5% at December 31, 2024. The market yield was 4.7% at December 31, 2025

•The effective tax rates of 13.7% for the quarter and 17.7% for the year were due to pre-tax income in our Bermuda, U.K., U.S., and European operations. Corporate income tax of 15% applied to Bermuda pre-tax income effective January 1, 2025

•Total capital returned to common shareholders of $1.0 billion for the year, including common share repurchases of $888 million pursuant to our Board-authorized share repurchase program, and common share dividends of $139 million

•Book value per diluted common share was $77.20 at December 31, 2025, an increase of $3.38, or 4.6%, compared to September 30, 2025

•Book value per diluted common share increased by $11.93, or 18.3%, for the year, driven by net income, and net unrealized investment gains, partially offset by common share repurchases, and common share dividends of $1.76 per share

* Amounts may not reconcile due to rounding differences.
Footnotes referred to above
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
2 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is provided later in this press release.

Footnotes to page 3
3 All comparisons are with the same period of the prior year, unless otherwise stated.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
5 Current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, and current accident year combined ratio, excluding catastrophe and weather-related losses are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measure, net losses and loss expenses ratio and combined ratio, together with a discussion of the rationale for the presentation of these items, are provided later in this press release.
6 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures, together with a discussion of the rationale for the presentation of these items, are provided later in this press release. Variances that are unchanged on a constant currency basis are omitted from the narrative.

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Consolidated Underwriting Highlights3

	Quarters ended December 31,				Years ended December 31,
KEY RATIOS	2025	2024	Change		2025	2024	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(4) (5)	56.2%	55.7%	0.5	pts	56.3%	55.7%	0.6	pts
Catastrophe and weather-related losses ratio(5)	2.0%	5.9%	(3.9	pts)	2.8%	4.3%	(1.5	pts)
Current accident year loss ratio(5)	58.2%	61.6%	(3.4	pts)	59.1%	60.0%	(0.9	pts)
Prior year reserve development ratio	(2.0%)	(1.2%)	(0.8	pts)	(1.6%)	(0.5%)	(1.1	pts)
Net losses and loss expenses ratio	56.2%	60.4%	(4.2	pts)	57.5%	59.5%	(2.0	pts)
Acquisition cost ratio	20.3%	20.1%	0.2	pts	19.9%	20.2%	(0.3	pts)
General and administrative expense ratio	13.9%	13.7%	0.2	pts	12.4%	12.6%	(0.2	pts)
Combined ratio	90.4%	94.2%	(3.8	pts)	89.8%	92.3%	(2.5	pts)

Current accident year combined ratio(5)	92.4%	95.4%	(3.0	pts)	91.4%	92.8%	(1.4	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses(5)	90.4%	89.5%	0.9	pts	88.6%	88.5%	0.1	pts

Quarter ended December 31,
•Gross premiums written increased by $234 million, or 12%, to $2.2 billion with an increase of $199 million, or 12% in the insurance segment, and an increase of $36 million, or 13% in the reinsurance segment.
•Net premiums written increased by $158 million, or 13% ($152 million, or 12%, on a constant currency basis(6)), to $1.4 billion with an increase of $149 million, or 14% in the insurance segment, and an increase of $9 million, or 5% in the reinsurance segment.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $30 million ($23 million, after-tax), or 2.0 points, related to the Insurance segment, including $17 million or 1.1 points attributable to Hurricane Melissa. The remaining losses were primarily attributable to other weather-related events.
•Net favorable prior year reserve development was $30 million (Insurance: $23 million; Reinsurance: $7 million), compared to $16 million in 2024.

Year ended December 31,
•Gross premiums written increased by $639 million, or 7%, to $9.6 billion with an increase of $564 million, or 9% in the insurance segment, and an increase of $75 million, or 3% in the reinsurance segment.
•Net premiums written increased by $364 million, or 6%, to $6.1 billion with an increase of $377 million, or 9% in the insurance segment, partially offset by a decrease of $12 million, or 1% in the reinsurance segment.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $159 million ($127 million, after-tax), (Insurance: $156 million; Reinsurance: $3 million) or 2.8 points, including natural catastrophe and weather-related losses of $137 million or 2.4 points, primarily attributable to California Wildfires, Hurricane Melissa and other weather-related events. The remaining losses of $22 million or 0.4 points were attributable to the Middle East Conflict.
•Net favorable prior year reserve development was $87 million (Insurance: $67 million; Reinsurance: $20 million), compared to $24 million in 2024.

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Segment Highlights
Insurance Segment

	Quarters ended December 31,				Years ended December 31,
($ in thousands)	2025	2024	Change		2025	2024	Change
Gross premiums written	$1,898,986	$1,700,337	11.7%		$7,179,206	$6,615,584	8.5%
Net premiums written	1,207,187	1,058,083	14.1%		4,627,224	4,250,545	8.9%
Net premiums earned	1,162,826	1,026,025	13.3%		4,291,485	3,926,036	9.3%
Underwriting income	157,572	90,449	74.2%		597,053	427,866	39.5%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.5%	52.2%	0.3	pts	52.4%	52.1%	0.3	pts
Catastrophe and weather-related losses ratio	2.6%	7.8%	(5.2	pts)	3.6%	5.5%	(1.9	pts)
Current accident year loss ratio	55.1%	60.0%	(4.9	pts)	56.0%	57.6%	(1.6	pts)
Prior year reserve development ratio	(2.0%)	(1.2%)	(0.8	pts)	(1.5%)	(0.4%)	(1.1	pts)
Net losses and loss expenses ratio	53.1%	58.8%	(5.7	pts)	54.5%	57.2%	(2.7	pts)
Acquisition cost ratio	19.4%	19.5%	(0.1	pts)	19.1%	19.5%	(0.4	pts)
Underwriting-related general and administrative expense ratio	14.0%	12.9%	1.1	pts	12.5%	12.4%	0.1	pts
Combined ratio	86.5%	91.2%	(4.7	pts)	86.1%	89.1%	(3.0	pts)

Current accident year combined ratio	88.5%	92.4%	(3.9	pts)	87.6%	89.5%	(1.9	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	85.9%	84.6%	1.3	pts	84.0%	84.0%	—	pts

Quarter ended December 31,
•Gross premiums written increased by $199 million, or 12% ($193 million, or 11%, on a constant currency basis), attributable to most lines of business.
•Net premiums written increased by $149 million, or 14%, reflecting the increase in gross premiums written in the quarter, together with decreased cession rates in liability and professional lines, partially offset by an increased cession rate in accident and health lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.
•The underwriting-related general and administrative expense ratio increased by 1.1 points, mainly driven by an increase in performance-related compensation costs, together with costs associated with the expansion of underwriting teams and investments in information technology, partially offset by an increase in net premiums earned.

Year ended December 31,
•Gross premiums written increased by $564 million, or 9% ($553 million, or 8%, on a constant currency basis), attributable to all lines of business with the exception of cyber lines.
•Net premiums written increased by $377 million or 9%, reflecting the increase in gross premiums written in the year, together with decreased cession rates in liability, property and professional lines, partially offset by an increased cession rate in accident and health lines.

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Reinsurance Segment

	Quarters ended December 31,				Years ended December 31,
($ in thousands)	2025	2024	Change		2025	2024	Change
Gross premiums written	$310,721	$274,987	13.0%		$2,465,308	$2,390,304	3.1%
Net premiums written	176,006	167,466	5.1%		1,494,432	1,506,806	(0.8%)
Net premiums earned	365,649	350,989	4.2%		1,423,124	1,380,199	3.1%
Underwriting income	26,605	39,053	(31.9%)		128,093	143,610	(10.8%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	68.0%	66.0%	2.0	pts	68.1%	66.0%	2.1	pts
Catastrophe and weather-related losses ratio	—%	0.3%	(0.3	pts)	0.2%	0.7%	(0.5	pts)
Current accident year loss ratio	68.0%	66.3%	1.7	pts	68.3%	66.7%	1.6	pts
Prior year reserve development ratio	(1.9%)	(1.2%)	(0.7	pts)	(1.5%)	(0.5%)	(1.0	pts)
Net losses and loss expenses ratio	66.1%	65.1%	1.0	pts	66.8%	66.2%	0.6	pts
Acquisition cost ratio	23.1%	21.8%	1.3	pts	22.2%	22.0%	0.2	pts
Underwriting-related general and administrative expense ratio	4.7%	4.0%	0.7	pts	3.6%	3.6%	—	pts
Combined ratio	93.9%	90.9%	3.0	pts	92.6%	91.8%	0.8	pts

Current accident year combined ratio	95.8%	92.1%	3.7	pts	94.1%	92.3%	1.8	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	95.8%	91.8%	4.0	pts	93.9%	91.6%	2.3	pts

Quarter ended December 31,
•Gross premiums written increased by $36 million, or 13%, primarily attributable to new business in motor lines, and credit and surety lines, together with premium adjustments in credit and surety lines, partially offset by premium adjustments in professional lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.
•The acquisition cost ratio increased by 1.3 points, primarily related to adjustments attributable to loss-sensitive features in credit and surety, accident and health, and agriculture lines.

Year ended December 31,
•Gross premiums written increased by $75 million, or 3% ($94 million, or 4%, on a constant currency basis), primarily attributable to new business and premium adjustments.
•Net premiums written decreased by $12 million, or 1% (an increase of $6 million, or 0.4%, on a constant currency basis), reflecting increased cession rates to our strategic capital partners consistent with recent periods.
AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Investments

	Quarters ended December 31,		Years ended December 31,
($ in thousands)	2025	2024	2025	2024
Net investment income	$186,992	$195,773	$766,903	$759,229
Net investment gains (losses)	14,584	(108,030)	58,950	(138,534)
Change in net unrealized gains (losses) on fixed maturities, pre-tax(7)	20,771	(228,736)	344,991	125,742
Interest in income of equity method investments	5,783	7,264	9,452	17,953
Total	$228,130	$(133,729)	$1,180,296	$764,390

Average cash and investments(8)	$17,032,902	$18,097,432	$17,052,541	$17,409,516

Pre-tax, total return on average cash and investments:
Including investment related foreign exchange movements	1.3%	(0.7%)	6.9%	4.4%
Excluding investment related foreign exchange movements(9)	1.3%	(0.2%)	6.2%	4.8%

•Net investment income decreased by $9 million, or 5%, compared to the fourth quarter of 2024, primarily attributable to lower income from cash and fixed maturities resulting from lower cash and fixed maturity assets due to the LPT transaction with Enstar that was completed in the second quarter.

•Net investment gains (losses) recognized in net income (loss) for the quarter was primarily related to net unrealized gains on equity securities and net realized gains on the sale of fixed maturities.

•Change in net unrealized gains (losses) on fixed maturities, pre-tax of $21 million ($21 million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter was due to an increase in the market value of our fixed maturities portfolio, compared to change in net unrealized gains (losses), pre-tax of $(229) million (($153) million excluding foreign exchange movements) recognized during the fourth quarter of 2024.

•Book yield of fixed maturities was 4.6% at December 31, 2025, compared to 4.5% at December 31, 2024. The market yield was 4.7% at December 31, 2025.

7 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at the period end less net unrealized gains (losses) at the prior period end.
8 The average cash and investments balance is the average of the monthly fair value balances.
9 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $1 million and $(104) million for the quarters ended December 31, 2025 and 2024, respectively and foreign exchange (losses) gains of $130 million and $(63) million for the years ended December 31, 2025 and 2024, respectively.

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Conference Call
We will host our fourth quarter earnings conference call on Thursday, January 29, 2026 at 8:30 a.m. (EST). The earnings conference call can be accessed by dialing 1-877-883-0383 (U.S. callers), 1-866-605-3850 (Canada callers), or 1-412-902-6506 (international callers), and entering the passcode 3051121. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay will be available for one week by dialing 1-855-669-9658 (U.S. and Canada callers), or 1-412-317-0088 (international callers), and entering the passcode 7568721. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended December 31, 2025 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders’ equity of $6.4 billion at December 31, 2025, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor’s and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2025 (UNAUDITED) AND DECEMBER 31, 2024

	2025	2024

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$13,018,027	$12,152,753
Fixed maturities, held to maturity, at amortized cost	397,430	443,400
Equity securities, at fair value	707,569	579,274
Mortgage loans, held for investment, at fair value	356,840	505,697
Other investments, at fair value	1,027,798	930,278
Equity method investments	227,181	206,994
Short-term investments, at fair value	20,298	223,666
Total investments	15,755,143	15,042,062
Cash and cash equivalents	820,252	2,143,471
Restricted cash and cash equivalents	500,933	920,150
Accrued interest receivable	116,252	114,012
Insurance and reinsurance premium balances receivable	3,244,661	2,826,942
Reinsurance recoverable on unpaid losses and loss expenses	8,951,763	6,840,897
Reinsurance recoverable on paid losses and loss expenses	673,765	546,287
Deferred acquisition costs	801,778	685,853
Prepaid reinsurance premiums	2,139,294	1,936,979
Receivable for investments sold	12,806	3,693
Goodwill	66,498	66,498
Intangible assets	166,050	175,967
Operating lease right-of-use assets	93,900	92,516
Loan advances made	231,542	247,775
Other assets	887,289	1,038,207
Total assets	$34,461,926	$32,681,309

Liabilities
Reserve for losses and loss expenses	$18,122,256	$17,218,929
Unearned premiums	5,825,698	5,211,865
Insurance and reinsurance balances payable	1,882,021	1,713,798
Debt	1,316,710	1,315,179
Federal Home Loan Bank advances	66,380	66,380
Payable for investments purchased	36,982	269,728
Operating lease liabilities	110,095	106,614
Other liabilities	745,349	689,437
Total liabilities	28,105,491	26,591,930

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,405,792	2,394,063
Accumulated other comprehensive income (loss)	28,431	(267,557)
Retained earnings	8,181,699	7,341,569
Treasury shares, at cost	(4,811,693)	(3,930,902)
Total shareholders' equity	6,356,435	6,089,379

Total liabilities and shareholders' equity	$34,461,926	$32,681,309

To facilitate comparison of information across periods, certain reclassifications have been made to prior year amounts to conform to the current year's presentation. These reclassifications did not impact results of operations, financial condition, or liquidity.

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2025 AND 2024

	Quarters ended		Years ended
	2025 (Unaudited)	2024 (Unaudited)	2025 (Unaudited)	2024

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,528,475	$1,377,014	$5,714,609	$5,306,235
Net investment income	186,992	195,773	766,903	759,229
Net investment gains (losses)	14,584	(108,030)	58,950	(138,534)
Other insurance related income	4,383	7,016	23,216	30,721
Total revenues	1,734,434	1,471,773	6,563,678	5,957,651

Expenses
Net losses and loss expenses	859,427	831,956	3,288,541	3,158,487
Acquisition costs	310,375	276,273	1,136,469	1,070,551
General and administrative expenses	212,054	189,186	703,931	666,202
Foreign exchange losses (gains)	3,555	(112,090)	141,983	(50,822)
Interest expense and financing costs	16,844	16,761	66,659	67,766
Reorganization expenses	—	—	—	26,312
Amortization of intangible assets	2,396	2,729	9,917	10,917
Total expenses	1,404,651	1,204,815	5,347,500	4,949,413

Income before income taxes and interest in income of equity method investments	329,783	266,958	1,216,178	1,008,238
Income tax (expense) benefit	(45,959)	19,410	(216,732)	55,595
Interest in income of equity method investments	5,783	7,264	9,452	17,953
Net income	289,607	293,632	1,008,898	1,081,786
Preferred share dividends	7,563	7,563	30,250	30,250
Net income available to common shareholders	$282,044	$286,069	$978,648	$1,051,536

Per share data
Earnings per common share:
Earnings per common share	$3.73	$3.43	$12.52	$12.49
Earnings per diluted common share	$3.67	$3.38	$12.35	$12.35
Weighted average common shares outstanding	75,686	83,380	78,192	84,165
Weighted average diluted common shares outstanding	76,825	84,695	79,266	85,176
Cash dividends declared per common share	$0.44	$0.44	$1.76	$1.76

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE QUARTERS ENDED DECEMBER 31, 2025 AND 2024

	2025			2024
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,898,986	$310,721	$2,209,707	$1,700,337	$274,987	$1,975,324
Net premiums written	1,207,187	176,006	1,383,193	1,058,083	167,466	1,225,549
Net premiums earned	1,162,826	365,649	1,528,475	1,026,025	350,989	1,377,014
Other insurance related income	254	4,129	4,383	40	6,976	7,016
Current accident year net losses and loss expenses	(640,501)	(248,778)	(889,279)	(615,511)	(232,756)	(848,267)
Net favorable prior year reserve development	22,939	6,913	29,852	12,200	4,111	16,311
Acquisition costs	(225,952)	(84,423)	(310,375)	(199,606)	(76,667)	(276,273)
Underwriting-related general and
administrative expenses(10)	(161,994)	(16,885)	(178,879)	(132,699)	(13,600)	(146,299)
Underwriting income	$157,572	$26,605	184,177	$90,449	$39,053	129,502

Net investment income			186,992			195,773
Net investment gains (losses)			14,584			(108,030)
Corporate expenses(10)			(33,175)			(42,887)
Foreign exchange (losses) gains			(3,555)			112,090
Interest expense and financing costs			(16,844)			(16,761)
Amortization of intangible assets			(2,396)			(2,729)
Income before income taxes and interest in income of equity method investments			329,783			266,958
Income tax (expense) benefit			(45,959)			19,410
Interest in income of equity method investments			5,783			7,264
Net income			289,607			293,632
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$282,044			$286,069

Current accident year loss ratio	55.1%	68.0%	58.2%	60.0%	66.3%	61.6%
Prior year reserve development ratio	(2.0%)	(1.9%)	(2.0%)	(1.2%)	(1.2%)	(1.2%)
Net losses and loss expenses ratio	53.1%	66.1%	56.2%	58.8%	65.1%	60.4%
Acquisition cost ratio	19.4%	23.1%	20.3%	19.5%	21.8%	20.1%
Underwriting-related general and administrative expense ratio	14.0%	4.7%	11.7%	12.9%	4.0%	10.6%
Corporate expense ratio			2.2%			3.1%
Combined ratio	86.5%	93.9%	90.4%	91.2%	90.9%	94.2%

10 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $33 million and $43 million for the quarters ended December 31, 2025 and 2024, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA
FOR THE YEARS ENDED DECEMBER 31, 2025 (UNAUDITED) AND 2024

	2025			2024
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$7,179,206	$2,465,308	$9,644,514	$6,615,584	$2,390,304	$9,005,888
Net premiums written	4,627,224	1,494,432	6,121,656	4,250,545	1,506,806	5,757,351
Net premiums earned	4,291,485	1,423,124	5,714,609	3,926,036	1,380,199	5,306,235
Other insurance related income	677	22,539	23,216	94	30,627	30,721
Current accident year net losses and loss expenses	(2,404,202)	(971,302)	(3,375,504)	(2,261,629)	(921,181)	(3,182,810)
Net favorable prior year reserve development	66,975	19,988	86,963	16,209	8,114	24,323
Acquisition costs	(820,324)	(316,145)	(1,136,469)	(766,915)	(303,636)	(1,070,551)
Underwriting-related general and
administrative expenses(11)	(537,558)	(50,111)	(587,669)	(485,929)	(50,513)	(536,442)
Underwriting income	$597,053	$128,093	725,146	$427,866	$143,610	571,476

Net investment income			766,903			759,229
Net investment gains (losses)			58,950			(138,534)
Corporate expenses(11)			(116,262)			(129,760)
Foreign exchange (losses) gains			(141,983)			50,822
Interest expense and financing costs			(66,659)			(67,766)
Reorganization expenses			—			(26,312)
Amortization of intangible assets			(9,917)			(10,917)
Income before income taxes and interest in income of equity method investments			1,216,178			1,008,238
Income tax (expense) benefit			(216,732)			55,595
Interest in income of equity method investments			9,452			17,953
Net income			1,008,898			1,081,786
Preferred share dividends			30,250			30,250
Net income available to common shareholders			$978,648			$1,051,536

Current accident year loss ratio	56.0%	68.3%	59.1%	57.6%	66.7%	60.0%
Prior year reserve development ratio	(1.5%)	(1.5%)	(1.6%)	(0.4%)	(0.5%)	(0.5%)
Net losses and loss expenses ratio	54.5%	66.8%	57.5%	57.2%	66.2%	59.5%
Acquisition cost ratio	19.1%	22.2%	19.9%	19.5%	22.0%	20.2%
Underwriting-related general and administrative expense ratio	12.5%	3.6%	10.4%	12.4%	3.6%	10.2%
Corporate expense ratio			2.0%			2.4%
Combined ratio	86.1%	92.6%	89.8%	89.1%	91.8%	92.3%

11 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $116 million and $130 million for the years ended December 31, 2025 and 2024, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2025 AND 2024

	Quarters ended		Years ended
	2025	2024	2025	2024

	(in thousands, except per share amounts)

Net income available to common shareholders	$282,044	$286,069	$978,648	$1,051,536
Net investment (gains) losses	(14,584)	108,030	(58,950)	138,534
Foreign exchange losses (gains)	3,555	(112,090)	141,983	(50,822)
Reorganization expenses	—	—	—	26,312
Interest in income of equity method investments	(5,783)	(7,264)	(9,452)	(17,953)
Bermuda deferred tax asset(12)	(18,782)	(14,218)	(18,782)	(176,923)
Income tax expense (benefit)(13)	3,094	(8,711)	(9,235)	(18,649)
Operating income	$249,544	$251,816	$1,024,212	$952,035

Earnings per diluted common share	$3.67	$3.38	$12.35	$12.35
Net investment (gains) losses	(0.19)	1.28	(0.74)	1.63
Foreign exchange losses (gains)	0.05	(1.32)	1.79	(0.60)
Reorganization expenses	—	—	—	0.31
Interest in income of equity method investments	(0.08)	(0.09)	(0.12)	(0.21)
Bermuda deferred tax asset	(0.24)	(0.17)	(0.24)	(2.08)
Income tax expense (benefit)	0.04	(0.11)	(0.12)	(0.22)
Operating income per diluted common share	$3.25	$2.97	$12.92	$11.18

Weighted average diluted common shares outstanding	76,825	84,695	79,266	85,176

Average common shareholders' equity	$5,811,722	$5,536,303	$5,672,907	$5,126,288

Annualized return on average common equity	19.4%	20.7%	17.3%	20.5%

Annualized operating return on average common equity (14)	17.2%	18.2%	18.1%	18.6%

12 Bermuda deferred tax benefit in 2025 is due to the derecognition of deferred tax liabilities related to Bermuda corporate income tax. Bermuda deferred tax benefit in 2024 is due to the recognition of deferred tax assets net of deferred tax liabilities related to Bermuda corporate income tax.
13 Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
14 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements, other than statements of historical fact included in or incorporated by reference in this press release are forward-looking statements. In some cases, these forward-looking statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "intend" or similar statements of a future or forward-looking nature or their negative or similar terminology.

Forward-looking statements made in this press release, such as those related to our performance, pricing, growth prospects, the outcome of our strategic initiatives, our expectations relating to our ability to successfully implement and manage technology initiatives – including artificial intelligence, our expectations about the current trade and geopolitical environment on our business, economic and market conditions, and other statements that are not historical facts, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation:

Insurance Risk: the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; the frequency and severity of natural and man-made catastrophes; the effects of emerging claims, systemic risks, and coverage and regulatory issues; reserve adequacy; losses relating to geopolitical conflicts; the adverse impact of social and economic inflation; failure of our loss limitation methods; failure of our cedants to adequately evaluate risk; and our reliance on industry models.

Strategic Risk: industry competition and consolidation; general economic, capital, and credit market conditions, including market illiquidity, fluctuations in interest rates, credit spreads, equity securities' prices, foreign currency exchange rates, and evolving impacts of tariffs, sanctions, and international trade tensions; our ability to increase the use of data and analytics and technology as part of our business strategy and adapt to new technologies; changes in the political environment of certain countries where we operate or underwrite business; loss of business provided to us by major brokers; rating agency actions; key personnel changes; potential strategic opportunities including acquisitions and our ability to achieve them; evolving expectations regarding environmental, social, and governance matters; and the effect of contagious diseases on our business.

Credit and Market Risk: reinsurance availability and recoverability; premium collection risks; and counterparty defaults in our program business.

Liquidity Risk: the inability to access sufficient cash to meet our obligations when they are due.

Operational Risk: technology and cybersecurity challenges; failures in internal or outsourced operational processes, people, or systems; and changes in accounting policies or practices.

Regulatory Risk: changes in laws and regulations and potential government intervention in our industry; and inadvertent non-compliance with sanctions, anti-corruption, data protection and privacy requirements.

Taxation Risk: change in tax laws.

Readers should carefully consider these risks alongside those detailed in Item 1A, 'Risk Factors' of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and in subsequent filings available at www.sec.gov.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, current accident year combined ratio, excluding catastrophe and weather-related losses, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax, total return on average cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of consolidated underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total
AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current Accident Year Loss Ratio
Current accident year loss ratio represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting net losses and loss expenses associated with our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Catastrophe and Weather-Related Losses Ratio and Current Accident Year Loss Ratio, excluding Catastrophe and Weather-Related Losses
Catastrophe and weather-related losses ratio represents net losses and loss expenses ratio associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events exclusive of net favorable (adverse) prior year reserve development.

Current accident year loss ratio, excluding catastrophe and weather-related losses represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events.

We believe that the presentation of these ratios that separately identify net losses and loss expenses associated with catastrophe and weather-related events provide investors with an enhanced understanding of our results of operations due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events.

We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda deferred tax asset.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).
AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com

Bermuda deferred tax benefit in 2025 is due to the derecognition of deferred tax liabilities related to Bermuda corporate income tax, pursuant to the Corporate Income Tax Act amendment (No. 2) 2025 that is effective December 11, 2025. Bermuda deferred tax benefit in 2024 is due to the recognition of deferred tax assets net of deferred tax liabilities, pursuant to the Corporate Income Tax Act 2023 that is effective for fiscal years beginning on or after January 1, 2025. Bermuda deferred tax benefits are not related to the underwriting process. Therefore, this income is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda deferred tax asset in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda deferred tax asset reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax, Total Return on Average Cash and Investments excluding Foreign Exchange Movements
Pre-tax, total return on average cash and investments excluding foreign exchange movements measures net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax, total return on average cash and investments excluding foreign exchange movements to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.

AXIS Capital Holdings Limited 29 Richmond Road, Pembroke, Bermuda HM08
www.axiscapital.com